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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 1, 2006

eNotes Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30536	22-3530573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17383 Sunset Boulevard, Suite B-280 Pacific Palisades, CA	90272
17383 Sunset Blvd.,	(Zip Code)

Registrant's telephone number, including area code: (310) 566-4765

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)  Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

eNotes Systems, Inc. announces that Mr. Jeff Eng has resigned as President effective September 1, 2006.  The Board of Directors has appointed Mr. Jeff Flammang as President.  Mr. Flammang was previously appointed Chief Executive Officer effective June 1, 2006.  Mr. Flammang has also has been appointed to the Board of Directors, effective September 1, 2006, which now consists of Mr. Eng and Mr. Flammang.  In addition, Mr. Christopher L. Cella has been appointed as Executive Vice President, effective September 1, 2006, after previously serving as Senior Vice President

Mr. Flammang studied finance and accounting at the University of Texas at Arlington, and is a seasoned executive with twenty years experience in building companies.  Mr. Flammang’s background includes significant involvement in healthcare, including in the formation of an insurance company and as one of the founders of a publicly traded company which owns and operates assisted living facilities.

Mr. Cella graduated from Columbia University Law School in 1981, studied international law at Oxford University, practiced law with international law firm Gibson Dunn & Crutcher through 1990, and served as Vice President, General Counsel and Secretary of Holly Corporation from 1990 through 1999, before returning to private practice with Cella Lange & Cella LLP where he did transactional work.  Mr. Cella jointed eNotes July 1, 2006.

Mr. Eng., B.A.Sc., has substantial experience in administration and engineering.  For the five years prior to joining eNotes Systems, Inc, Mr. Eng was retired.  Immediately prior to his retirement, he was a Senior Staff Engineer for Nexen Inc. from October 1994 through March 2000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 5, 2006

eNotes Systems, Inc.

/s/   Jeffrey Flammang

_______________________________

Jeffrey Flammang, President and CEO